PRICING SUPPLEMENT NO. 1124AB Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-162195 Dated March 28, 2011 Deutsche Bank AG Buffered Return Optimization Securities

$5,521,120.00 Deutsche Bank AG Securities Linked to the S&P MidCap 400® Index due March 28, 2013

$6,891,640.00 Deutsche Bank AG Securities Linked to the Russell 2000® Index due March 28, 2013

Investment Description

Buffered Return Optimization Securities (the “Securities”) are unsubordinated and unsecured debt obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of a specific index described herein (each, an “Index”). If the Final Index Level is equal to or greater than the Initial Index Level, the Issuer will repay your initial investment at maturity and pay a return equal to 1.25 (the “Multiplier”) times the Index Return, up to the Maximum Gain specified below. If the Final Index Level is below the Initial Index Level, but its percentage decline is less than the applicable Buffer Amount, the Issuer will repay your initial investment at maturity. However, if the Final Index Level is below the Initial Index Level and its percentage decline is more than the applicable Buffer Amount, the Issuer will repay less than your initial investment, resulting in a loss that is equal to the percentage decline in the Index in excess of the Buffer Amount. Investing in the Securities involves significant risks. You may lose some or a significant portion of your initial investment. You will not receive dividends or other distributions paid on any stocks included in the Index. The buffered downside market exposure applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of your initial investment provided at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire initial investment.

Features

❑

Enhanced Growth Potential: At maturity, the Securities enhance any positive Index Return. In this case, the Issuer will repay your initial investment and pay a return equal to the Multiplier times the Index Return, up to the Maximum Gain specified below. If the Final Index Level is below the Initial Index Level, investors will be exposed to any decline in the Index in excess of the Buffer Amount at maturity.

❑

Buffered Downside Market Exposure: If you hold the Securities to maturity and the Index Return is zero or negative but the percentage decline of the Final Index Level below the Initial Index Level is less than the Buffer Amount, the Issuer will repay your initial investment in the Securities. However, if the Final Index Level is below the Initial Index Level and its percentage decline is more than the Buffer Amount, the Issuer will pay you less than your initial investment, resulting in a loss that is equal to the percentage decline in the Index in excess of the Buffer Amount. You may lose some or a significant portion of your initial investment. Any payment on the Securities, including any repayment of your initial investment, is subject to the creditworthiness of the Issuer.

Key Dates

Trade Date	March 28, 2011

Settlement Date	March 31, 2011

Final Valuation Date[1]	March 22, 2013

Maturity Date[1]	March 28, 2013

[1]	See page 3 for additional details.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT SECURITIES. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY YOUR INITIAL INVESTMENT AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE INDEX, SUBJECT TO THE BUFFER AMOUNT. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 4 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR A SIGNIFICANT PORTION OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offerings

We are offering two separate Buffered Return Optimization Securities (each, a “Security”). Each Security is linked to the performance of a different index, and each has a different Maximum Gain, Buffer Amount and Initial Index Level. The return on the Securities is subject to, and will in no event exceed, the Maximum Gain. The Securities are our unsubordinated and unsecured obligations and are offered for a minimum investment of $1,000, or 100 Securities, at $10.00 per Security and integral multiples in excess thereof.

Index	Multiplier	Maximum Gain	Initial Index Level	Buffer Amount	CUSIP/ISIN
S&P MidCap 400® Index (Ticker: MID)	1.25	21.75%	966.24	10.00%	25154P 31 1 / US25154P3111
Russell 2000® Index (Ticker: RTY)	1.25	26.25%	821.77	15.00%	25154P 32 9 / US25154P3293

See “Additional Terms Specific to the Securities” in this pricing supplement. The Securities will have the terms specified in underlying supplement No. 1 dated September 29, 2009, product supplement AB dated March 1, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 29, 2009, as modified and supplemented by this pricing supplement. The terms of the Securities as set forth in this pricing supplement, to the extent they differ from those set forth in the accompanying product supplement, will supersede the terms set forth in such product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement, the underlying supplement the accompanying prospectus, the prospectus supplement and product supplement AB. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities Linked to the S&P MidCap 400® Index	$5,521,120.00	$10.00	$110,422.40	$0.20	$5,410,697.60	$9.80
Securities Linked to the Russell 2000® Index	$6,891,640.00	$10.00	$137,832.80	$0.20	$6,753,807.20	$9.80

(1)	For more information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$12,412,760.00	$1,441.12

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities

You should read this pricing supplement, together with the underlying supplement No. 1 dated September 29, 2009, product supplement AB dated March 1, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Underlying supplement No. 1 dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200168/d424b21.pdf

♦	Product supplement AB dated March 1, 2011:

http://www.sec.gov/Archives/edgar/data/1159508/000119312511052573/d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, underlying supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this pricing supplement, “Securities” refers to the Buffered Return Optimization Securities that are offered hereby, unless the context otherwise requires. This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

All references to “Buffered Return Optimization Securities” in this pricing supplement shall be deemed to refer to “Return Optimization Securities” as defined in the accompanying product supplement.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 4 of this pricing supplement and “Risk Factors” on page 7 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:

♦

You can tolerate a loss of a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the stocks included in the Index, subject to the applicable Buffer Amount.

♦

You believe that the level of the Index will increase over the term of the Securities and are willing to give up any appreciation in excess of the applicable Maximum Gain indicated on the cover hereof.

♦	You understand and accept that your potential return is limited to the Maximum Gain and you are willing to invest in the Securities based on the applicable Maximum Gain indicated on the cover hereof.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Index.

♦	You do not seek current income from this investment and are willing to forgo dividends or other distributions paid on the stocks included in the Index.

♦	You are willing to hold the Securities to maturity, which have a term of 2 years, and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of Deutsche Bank AG for all payments under the Securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you.

The Securities may not be suitable for you if, among other considerations:

♦	You require an investment designed to guarantee a full return of your initial investment at maturity.

♦

You cannot tolerate the loss of any of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the stocks included in the Index, subject to the applicable Buffer Amount.

♦

You believe that the level of the Index will decline during the term of the Securities and the Final Index Level is likely to have declined below the Initial Index Level by a percentage that is more than the Buffer Amount, or you believe the Index will appreciate over the term of the Securities by more than the applicable Maximum Gain.

♦	You seek an investment that participates in the full appreciation in the level of the Index or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Index.

♦	You seek current income from this investment or prefer to receive the dividends and any other distributions paid on the stocks included in the Index.

♦	You are unable or unwilling to hold the Securities to maturity, which have a term of 2 years, or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of Deutsche Bank AG for all payments under the Securities including any repayment of your initial investment.

Final Terms

Issue Price	$10.00 per Security

Term	2 years

Trade Date	March 28, 2011

Settlement Date	March 31, 2011

Final Valuation Date[1]	March 22, 2013

Maturity Date[2]	March 28, 2013

Indices	S&P MidCap 400® Index (Ticker: MID) Russell 2000® Index (Ticker: RTY)

Multiplier	1.25

Maximum Gain	For the Securities linked to the S&P MidCap 400® Index, 21.75%. For the Securities linked to the Russell 2000® Index, 26.25%.

Buffer Amount	For the Securities linked to the S&P MidCap 400® Index, 10.00%. For the Securities linked to the Russell 2000® Index, 15.00%.

Payment at Maturity (per $10.00 Security)

If the Index Return is positive, Deutsche Bank AG will pay you a cash payment per Security that provides you with your initial investment plus a return equal to the Index Return multiplied by 1.25, subject to the Maximum Gain, calculated as follows:

$10.00 + ($10.00 x the lesser of (i) Index Return x Multiplier and (ii) Maximum Gain)

If the Index Return is zero or negative and the percentage decline from the Initial Index Level to the Final Index Level is equal to or less than the Buffer Amount, Deutsche Bank AG will pay you a cash payment of $10.00 per $10.00 Security.

If the Index Return is negative and the percentage decline from the Initial Index Level to the Final Index Level is greater than the Buffer Amount, Deutsche Bank AG will pay you a cash payment that is less than your initial investment of $10.00 per Security, resulting in a loss that is equal to the percentage decline in the Index in excess of the Buffer Amount, calculated as follows:

$10.00 + [$10.00 x (Index Return + Buffer Amount)]

In this scenario, you will lose 1.00% of your initial investment for every 1.00% the Final Index Level has declined below the Initial Index Level in excess of the Buffer Amount and you will lose some or a significant portion of your initial investment.

Index Return	For each Security: Final Index Level – Initial Index Level Initial Index Level

Initial Index Level	For the Securities linked to the S&P MidCap 400® Index, 966.24. For the Securities linked to the Russell 2000® Index, 821.77.

Final Index Level	The closing level of the relevant Index on the Final Valuation Date

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR A SIGNIFICANT PORTION OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INITIAL INVESTMENT.

Investment Timeline

Under these circumstances, you will lose some or a significant portion of your initial investment.

[1]	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
[2]	In the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to an investment in the Securities offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement AB. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities offered hereby.

♦

Your Investment in the Securities May Result in a Loss of Some or a Significant Portion of Your Initial Investment — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily repay your full initial investment in the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Index and will depend on whether, and to the extent which, the Index Return is positive or negative and if the Index Return is negative, whether the Final Index Level has declined below the Initial Index Level by a percentage greater than the Buffer Amount. If the Final Index Level has declined below the Initial Index Level by a percentage greater than the Buffer Amount, Deutsche Bank AG will pay you less than your initial investment at maturity, resulting in a loss of your initial investment that is equal to the percentage decline in the Index in excess of the Buffer Amount. Accordingly, you may lose some or a significant portion of your initial investment if the Final Index Level has declined from the Initial Index Level by a percentage greater than the Buffer Amount.

♦

Buffered Downside Market Exposure Applies Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the percentage decline in the Index level at such time is not more than the Buffer Amount.

♦

The Multiplier Only Applies if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the return you realize may not reflect the full economic effect of the Multiplier or the Securities themselves and may be less than the Index’s return even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Multiplier and receive the Maximum Gain on the Securities from the Issuer only if you hold the Securities to maturity.

♦

Capped Appreciation Potential — If the Index Return is positive, you will be entitled to receive at maturity only your initial investment plus an amount equal to the lesser of (i) the Index Return times the Multiplier and (ii) the Maximum Gain of 21.75% for the Securities linked to the S&P MidCap 400® Index and 26.25% for the Securities linked to the Russell 2000® Index. Your return on the Securities will not exceed the Maximum Gain, regardless of any further increase in the level of the Index, which may be significant. Accordingly, the maximum Payment at Maturity will be $12.175 per $10.00 Security for the Securities linked to the S&P MidCap 400® Index and $12.625 per $10.00 Security for the Securities linked to the Russell 2000® Index. As a result, the return on an investment in the Securities may be less than the return on a hypothetical direct investment in the applicable Index.

♦

Risks Related to the Credit of the Issuer — The Securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of your initial investment, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦	No Coupon Payments — Deutsche Bank AG will not pay you coupon payments on the Securities.

♦

Trading and Other Transactions By Us or Our Affiliates, or UBS AG or Its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one or more of our affiliates may hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Index and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Index. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the Securities.

♦

No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of component stocks underlying the Index would have.

♦

Investing in the Securities Is Not the Same as Investing In the Index — The return on your Securities may not reflect the return you would realize if you were able to invest directly in the Index, the stocks composing the Index or a security linked directly to the uncapped performance of the Index.

♦

There May Be Little or No Secondary Market for the Securities — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Securities in the secondary market but are not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the Securities.

♦

Price Prior to Maturity Is Affected by Many Factors — The market price for the Securities will be affected by many unpredictable and interrelated factors, including the level of the Index; the volatility of the Index; the composition of the Index; the dividend rate on the stocks composing the Index and changes that affect those stocks and their issuers; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of Deutsche Bank AG.

♦

The Securities Have Certain Built-In Costs — While the Payment at Maturity described in this pricing supplement is based on your entire initial investment, the original Issue Price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the maturity date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦

Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the stocks comprising the Index, or in futures, options, exchange-traded funds or other derivative products on the stocks comprising the Index, may adversely affect the market value of the stocks composing the Index, the level of the Index, and, therefore, the value of the Securities.

♦

Potential Conflict of Interest — Deutsche Bank AG and its affiliates may engage in business with the issuers of the stocks composing the Index, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. The calculation agent, an affiliate of Deutsche Bank AG, will determine the Index Return and Payment at Maturity based on observed levels of the Index in the market. The calculation agent can postpone the determination of the Index Return or the Maturity Date if a market disruption event occurs on the Final Valuation Date.

♦

We and Our Affiliates or UBS AG and Its Affiliates, May Publish Research, Express Opinions or Provide Recommendations That Are Inconsistent With Investing in or Holding The Securities. Any Such Research, Opinions or Recommendations Could Affect the Index Return to Which the Securities Are Linked to and the Value of the Securities — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

♦

The U.S. Federal Income Tax Consequences of an Investment in the Securities Are Unclear — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities might be affected materially and adversely. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Prospective investors should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Examples at Maturity

The following table and hypothetical examples below illustrate the Payment at Maturity per $10.00 Security for a hypothetical range of performance for the Index from -100.00% to +100.00%, reflect the Index Multiplier of 1.25 and assume a Maximum Gain of 24.00%, an Initial Index Level of 900.00 and a Buffer Amount of 10.00%. The hypothetical Payment at Maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual Payment at Maturity will be determined based on the applicable Final Index Level on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Index Level	Index Return (%)	Payment at Maturity ($)	Return at Maturity (%)
1,800.00	100.00%	$12.40	24.00%
1,710.00	90.00%	$12.40	24.00%
1,620.00	80.00%	$12.40	24.00%
1,530.00	70.00%	$12.40	24.00%
1,440.00	60.00%	$12.40	24.00%
1,350.00	50.00%	$12.40	24.00%
1,260.00	40.00%	$12.40	24.00%
1,170.00	30.00%	$12.40	24.00%
1,080.00	20.00%	$12.40	24.00%
1,072.80	19.20%	$12.40	24.00%
1,035.00	15.00%	$11.88	18.75%
990.00	10.00%	$11.25	12.50%
945.00	5.00%	$10.63	6.25%
900.00	0.00%	$10.00	0.00%
855.00	-5.00%	$10.00	0.00%
810.00	-10.00%	$10.00	0.00%
720.00	-20.00%	$9.00	-10.00%
630.00	-30.00%	$8.00	-20.00%
540.00	-40.00%	$7.00	-30.00%
450.00	-50.00%	$6.00	-40.00%
360.00	-60.00%	$5.00	-50.00%
270.00	-70.00%	$4.00	-60.00%
180.00	-80.00%	$3.00	-70.00%
90.00	-90.00%	$2.00	-80.00%
0.00	-100.00%	$1.00	-90.00%

Example 1 — The level of the Index increases by 40.00% from the Initial Index Level of 900.00 to the Final Index Level of 1,260.00. Because 1.25 times the Index Return of 40.00% is greater than the Maximum Gain of 24.00%, Deutsche Bank AG will pay you your initial investment plus a return equal to the Maximum Gain of 24.00%, resulting in a Payment at Maturity of $12.40 per $10.00 Security, calculated as follows:

$10.00 + ($10.00 × Maximum Gain)

$10.00 + ($10.00 × 24.00%) = $12.40

Example 2 — The level of the Index increases by 15.00% from the Initial Index Level of 900.00 to the Final Index Level of 1,035.00. Because 1.25 times the Index Return of 15.00% is less than the Maximum Gain of 24.00%, Deutsche Bank AG will pay you your initial investment plus a return equal to 18.75%, resulting in a Payment at Maturity of $11.88 per $10.00 Security, calculated as follows:

$10.00 + ($10.00 × Index Return x Multiplier)

$10.00 + ($10.00 × 15.00% x 1.25) = $11.88

Example 3 — The level of the Index decreases by 10.00% from the Initial Index Level of 900.00 to the Final Index Level of 810.00. Because the Index Return of -10.00% is negative, and the Index’s percentage decline is not more than the Buffer Amount, Deutsche Bank AG will pay you a Payment at Maturity of $10.00 per $10.00 Security.

Example 4 — The level of the Index decreases by 40.00% from the Initial Index Level of 900.00 to the Final Index Level of 540.00. Because the Index Return of -40% is negative and the Index’s percentage decline is more than the Buffer Amount by 30%, Deutsche Bank AG will pay you less than your initial investment, resulting in a loss of 1.00% of your initial investment for every 1.00% the Final Index Level has declined below the Initial Index Level in excess of the Buffer Amount, and the Payment at Maturity of $7.00 per $10.00 Security will be calculated as follows:

$10.00 + [$10.00 × (Index Return + Buffer Amount)]

$10.00 + [$10.00 × (-40.00% + 10.00%)] = $7.00

If the Final Index Level has declined below the Initial Index Level by a percentage that is more than the Buffer Amount, you will be exposed to the negative Index Return, resulting in a loss that is equal to the percentage decline in the Index in excess of the Buffer Amount, and you will lose some or a significant portion of your initial investment.

The S&P MidCap 400® Index

The S&P MidCap 400® Index is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $1.5 billion to $5.5 billion. This is only a summary of the S&P MidCap 400® Index. For more information on the S&P MidCap 400® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The S&P Indices — The S&P MidCap 400® Index” in the accompanying underlying supplement no. 1 dated September 29, 2009.

The graph below illustrates the performance of the S&P MidCap 400® Index from March 28, 2006 to March 28, 2011. The historical levels of the S&P MidCap 400® Index should not be taken as an indication of future performance and no assurance can be given as to the Final Index Level or any future closing level of the S&P MidCap 400® Index. We cannot give you assurance that the performance of the S&P MidCap 400® Index will result in the return of any of your initial investment.

The S&P MidCap 400® Index closing level on March 28, 2011 was 966.24.

The Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The Russell 2000® Index measures the composite price performance of stocks of approximately 2,000 companies domiciled in the U.S. and its territories and consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index represents approximately 10% of the total market capitalization of the Russell 3000® Index. This is just a summary of the Russell 2000® Index. For more information on the Russell 2000® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The Russell Indices — Russell 2000® Index” in the accompanying underlying supplement No. 1 dated September 29, 2009.

The graph below illustrates the performance of the Russell 2000® Index from March 28, 2006 to March 28, 2011. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance and no assurance can be given as to the Final Index Level or any future closing level of the Russell 2000® Index. We cannot give you assurance that the performance of the Russell 2000® Index will result in the return of any of your initial investment.

The Russell 2000® Index closing level on March 28, 2011 was 821.77.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the Securities are uncertain, we believe the Securities should be treated as prepaid financial contracts for U.S. federal income tax purposes. Under this treatment, (i) you should not recognize taxable income or loss prior to the maturity of your Securities, other than pursuant to a sale or exchange, and (ii) your gain or loss on the Securities should be capital gain or loss and should be long-term capital gain or loss if you have held the Securities for more than one year. If, however, the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities might be affected materially and adversely. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the tax treatment described in this pricing supplement and the accompanying product supplement.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. Individuals who purchase the Securities should consult their tax advisers regarding this legislation.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

Neither we nor UBS Financial Services Inc. provides any advice on tax matters. Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc. (“DBSI”), acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.20 per $10.00 Security. We have agreed that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of this pricing supplement, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.